Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Volcom, Inc. (the “Company”) for the quarterly period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard R. Woolcott, as Chief Executive Officer of the Company, and Douglas P. Collier, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Volcom, Inc. and will be retained by Volcom, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 9, 2010	/s/ Richard R. Woolcott
Richard R. Woolcott Chairman and Chief Executive Officer (Principal Executive Officer)

Dated: November 9, 2010	/s/ Douglas P. Collier
Douglas P. Collier Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350. These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.